SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

225 N. 13th Avenue
P.O. Box 988
Laurel, Mississippi	39440

(Address of principal executive offices)	(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2004, Sanderson Farms, Inc. (Processing Division), a wholly-owned subsidiary of the Registrant, entered into an Agreement with the United Food and Commercial Workers Local Union 455 (the “Agreement”) relating to its Hammond, Louisiana processing plant. The Agreement, which supersedes a prior agreement dated November 1, 2001, is effective from December 1, 2004 until November 30, 2007.

The Agreement defines the wages and other conditions of employment of the production and maintenance employees in the processing plant, and includes a grievance procedure and no strike/no lock-out clauses that should assist in maintaining stable labor relations at the plant. Among the changes made to the prior agreement are the agreement by the Registrant to pay from 60% to 75% of dependents’ health coverage, as well as annual increases in hourly pay of $.40, $.25 and $.35, for each of the three years, respectively, of the contract term.

A copy of the Agreement is filed herewith as Exhibit 10.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is filed with this Current Report:

Exhibit No.	Description
10	Agreement dated as of December 1, 2004 between Sanderson Farms, Inc. (Hammond Processing Division) and United Food and Commercial Workers Local Union 455, affiliated with the United Food and Commercial Workers International Union.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.
(Registrant)

Date: December 20, 2004	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10	Agreement dated as of December 1, 2004 between Sanderson Farms, Inc. (Hammond Processing Division) and United Food and Commercial Workers Local Union 455, affiliated with the United Food and Commercial Workers International Union.